UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Glimcher Realty Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 16, 2014

Dear Associates,

We have some important and exciting news about our company that I’d like to share with you.  This morning, we announced that Glimcher has entered into a definitive merger agreement with Washington Prime Group Inc., creating one of the top shopping center real estate investment trusts in the U.S.  We believe this transaction represents a major step forward for us. Attached is a copy of the joint press release we just issued that has additional details on the transaction.

For those of you not familiar with Washington Prime, it is a company that is in many ways similar to us.  Washington Prime is a shopping center real estate investment trust that owns and manages more than 95 shopping centers diversified by size, geography and tenancy.  Glimcher and Washington Prime have highly complementary assets and capabilities and share similar values and operating philosophies. Together, we will have a stronger and more flexible balance sheet, which will enhance our ability to invest in improving and upgrading our newly combined portfolio.  In addition, with the immediate benefits of size and scale, our combined company will be well-positioned within the industry.

I will continue to lead the combined company as Chief Executive Officer, while Mark Ordan, Washington Prime’s current CEO, will become Executive Chairman of the Board of Trustees.  The combined company will maintain Glimcher’s headquarters in Columbus, Ohio, and will operate as a real estate investment trust.  Most importantly, our goal is to retain our current associates, and we have plans to add approximately 50 additional associates to further support the broader asset base.

Our success has been made possible by your efforts, and this transaction and the value we expect to deliver to the shareholders is a testament to your hard work and dedication.  Washington Prime has great respect for our company, recognizes the value of our people and shares our confidence about the future.  Importantly, this transaction will create an opportunity for Glimcher associates to be part of a larger, more diversified organization with the scale and resources to deliver superior growth and present new opportunities for associate development and career enrichment.

As it relates to our current asset mix, we will continue with the planned sale of Puente Hills, but are no longer marketing the 13 assets previously announced for sale.  Additionally we also announced today the sales of Jersey Gardens and University Park Village.  As part of the merger, both of these assets will be sold.

As with any transaction of this sort, there are steps that still need to be taken prior to closing, which we expect to be in the first quarter of 2015. Therefore, until the transaction closes, Glimcher and Washington Prime will continue to operate as separate, independent companies. Upon closing, Glimcher will become part of Washington Prime and the combined company will be renamed WP Glimcher.  In addition, Glimcher stock will no longer trade and the new company will trade under Washington Prime’s current ticker “WPG” on the New York Stock Exchange.

In the meantime, today’s announcement will have no impact on our day-to-day operations, except where necessary to complete the merger, and it remains business as usual for Glimcher.  We all need to remain focused on achieving our goals and serving our customers with the same passion and dedication that they have come to expect from us.  We will rely on you, as we always have, to continue to work together as a team serving our retail partners and each other.

We understand that you will have many questions about what this announcement means for you and we remain committed to communicating timely updates as best as we can.  Attached is a list of frequently asked questions, and I will also be addressing all associates later today. Specific details for these meetings will follow later this morning.

It is likely that this transaction will generate interest from the media and other third parties, and it is important for us to continue to speak with one voice.  Consistent with our communications policy, please immediately forward any inquiries you may receive to Karen Bailey at kbailey@glimcher.com or at 614-887-5847.

Thank you for your dedication and hard work that has been - and will continue to be - the key to our success.  We should all be proud of achieving this positive result.

Warm regards,

Michael Glimcher

Chairman and Chief Executive Officer

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of WPG and GRT concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG and GRT, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions.  Such statements are based upon the current beliefs and expectations of WPG’s and GRT’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG or GRT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation:  the ability to obtain the approval of the merger by GRT’s shareholders; the ability to satisfy the conditions to the transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the ability to successfully operate and integrate WPG’s and GRT’s businesses and achieve cost savings; the effect of the announcement of the transactions on the WPG’s or GRT’s relationships with their respective tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s and GRT’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s and GRT’s periodic reports filed with the Securities and Exchange Commission, including WPG’s and GRT’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and/or Annual Report on Form 10-K.  The forward-looking statements in this communication are qualified by these risk factors.  Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and WPG and GRT undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.  Actual results may differ materially from current projections. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

In connection with the proposed transaction, WPG will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of GRT and a prospectus of WPG, and GRT will file other documents with respect to WPG’s proposed acquisition of GRT.  GRT plans to mail the definitive proxy statement/prospectus and a form of proxy to its shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WPG, GRT, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about WPG and GRT, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from WPG by accessing WPG’s website at investors.washingtonprime.com under the heading “Financial Information”

and then under “SEC Filings” or from GRT by accessing GRT’s website at investor.glimcher.com under the heading “Financial Information” and then under “SEC Filings.”  Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Washington Prime Group Inc., 7315 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: Investor Relations, Telephone: 240-630-0021 or to Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215, Attention: Investor Relations, Telephone: 614-887-5632.

Participants in Solicitation Relating to the Merger

WPG, GRT and their respective directors or trustees and executive officers and other persons may be deemed to be participants in the solicitation of proxies from GRT’s shareholders in respect of the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from GRT’s shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in GRT is set forth in WPG’s Registration Statement on Form 10-12(b), GRT’s Annual Report on Form 10-K for the year ended December 31, 2013, and GRT’s Proxy Statement on Schedule 14A, dated March 28, 2014, which are filed with the SEC.  Additional information regarding the interests of WPG’s or GRT’s directors or trustees and executive officers in the proposed transactions, which may be different than those of GRT’s shareholders generally, will be contained in the proxy statement/prospectus and other relevant documents when filed with the SEC in connection with the proposed transactions.